Exhibit 99.2

SolarWinds and N-able Announce Second Quarter 2021 Preliminary Financial Results
AUSTIN, Texas & WAKEFIELD, Massachusetts – July 12, 2021 - SolarWinds Corporation (NYSE:SWI), a leading provider of powerful and affordable IT management software, and N-able, Inc. (NYSE:NABL), a leading provider of cloud-based software solutions for managed service providers and a subsidiary of SolarWinds, today announced certain preliminary financial results for the second quarter ended June 30, 2021.
Recent Financial Results (Preliminary and Unaudited)
Set forth below are preliminary estimates of selected unaudited financial information for the three months ended June 30, 2021, and actual selected unaudited financial results for the three months ended June 30, 2020. The following information reflects SolarWinds’ and N-able’s preliminary estimates based on currently available information and is subject to change.
After an initial review of its second quarter 2021 financial performance, SolarWinds expects to report:
On a GAAP basis:
•Total revenue in the range of $260.8 million to $262.0 million, representing approximately 6% year-over-year growth, including:
▪Core IT Management revenue in the range of $176.0 million to $177.0 million, representing an increase of approximately 2% year-over-year.
•Net loss for the second quarter in the range of $10.4 million to $11.3 million.
On a non-GAAP basis:
•Total non-GAAP revenue in the range of $260.8 million to $262.1 million, representing approximately 6% year-over-year growth, including:
▪Core IT Management non-GAAP revenue in the range of $176.0 million to $177.1 million, representing an increase of approximately 2% year-over-year.
•Adjusted EBITDA in the range of $108.5 million to $111.5 million, representing an adjusted EBITDA margin of approximately 42% to 43%.
In addition, after an initial review of its second quarter 2021 financial performance, N-able expects to report revenue in the range of $84.8 million to $85.0 million, representing approximately 16% year-over-year growth.
SolarWinds’ and N-able’s unaudited interim consolidated financial statements for the three months ended June 30, 2021 are not yet available. SolarWinds and N-able have each provided ranges, rather than specific amounts, for the preliminary estimates of the financial information described above primarily because their financial closing procedures for the three months ended June 30, 2021, are not yet complete and, as a result, the final results upon completion of the closing procedures may vary from the preliminary estimates. See “Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of the companies’ financial results and operating data presented above and the actual financial results and other information SolarWinds and N-able each will report for the three months ended June 30, 2021.
The financial results included in this press release are preliminary and pending final review by SolarWinds, N-able, and each of their external auditors. Financial results will not be final until SolarWinds and N-able each files its Quarterly Report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
The following table reconciles SolarWinds expected GAAP total revenue to expected non-GAAP total revenue for the three months ended June 30, 2021, and reconciles actual GAAP total revenue to non-GAAP total revenue for the three months ended June 30, 2020:

	Three Months Ended June 30,
	2021		2020
	Low	High	Actual

	(in thousands)
Total GAAP revenue	$260,750	$262,040	$246,015
Impact of purchase accounting	50	60	560
Total non-GAAP revenue	$260,800	$262,100	$246,575

Total GAAP revenue - Core IT Management	$175,950	$177,040	$172,665
Impact of purchase accounting	50	60	560
Non-GAAP total revenue - Core IT Management	$176,000	$177,100	$173,225

Total GAAP revenue - N-able	$84,800	$85,000	$73,350
Impact of purchase accounting	—	—	—
Non-GAAP total revenue - N-able	$84,800	$85,000	$73,350
The following table reconciles SolarWinds expected net loss to expected adjusted EBITDA for the three months ended June 30, 2021, and reconciles actual net income to adjusted EBITDA for the three months ended June 30, 2020:

	Three Months Ended June 30,
	2021		2020
	Low	High	Actual

	(in thousands)
Net income (loss)	$(10,390)	$(11,310)	$12,845
Amortization and depreciation	65,500	65,700	68,247
Income tax (benefit) expense	(5,100)	(3,100)	4,346
Interest expense, net	16,175	16,200	18,313
Impact of purchase accounting on total revenue	50	60	560
Unrealized foreign currency (gains) losses	350	400	656
Acquisition and other costs	225	250	878
Spin-off costs	13,150	14,100	—
Debt related costs	90	100	91
Stock-based compensation expense and related employer-paid payroll taxes	16,600	16,800	13,152
Restructuring costs	1,150	1,200	(9)
Cyber Incident costs	10,700	11,100	—
Adjusted EBITDA	$108,500	$111,500	$119,079
Adjusted EBITDA margin	41.6%	42.5%	48.3%

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds’ and N-able’s preliminary financial results for the second quarter of fiscal 2021. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” “may” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the potential spin-off of the N-able business into a newly created and separately traded public company, including that the process of potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; (b) risks related to the cyber incident disclosed in December 2020 (the "Cyber Incident"), including with respect to (1) the discover of new or additional information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to SolarWinds’ and N-able’s environments and its related activities during such period, and the related impact on the companies’ respective systems, products, current or former employees and customers, (2) the possibility that mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary or personal information, including information of SolarWinds’ or N-able’s current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational, and other risks to us related to the Cyber Incident, including risks that the incident or the companies’ responses thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise, or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner, and vendor relationships, and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation, and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters and (6) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (c) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (d) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of the companies’ respective customers, their end-customers and the companies’ respective prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by customers, their end-customers and prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to existing customers, (3) any decline in renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades, or pricing model changes by SolarWinds, N-able or their competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity and (7) risks associated with international operations; (e) the possibility that operating income could fluctuate and may decline as percentage of revenue as each company makes further expenditures to support its business or expand its operations; (f) any inability to successfully identify, complete, and integrate acquisitions, and manage growth effectively; (g) SolarWinds’ status as a controlled company and following the Distribution, N-able’s status as a controlled company; (h) N-able’s status as an emerging growth company and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s registration statement on Form 10 filed on June 15, 2021, SolarWinds’ Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021, SolarWinds’ Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 filed on May 10, 2021 and the quarter ended June 30, 2021 that SolarWinds anticipates filing on or before August 9, 2021 and N-able’s Quarterly Report on Form 10-Q the quarter ended June 30, 2021 that N-able anticipates filing on or before August 16, 2021. All information provided in this release is as of the date hereof and neither SolarWinds nor N-able undertakes any duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, SolarWinds uses certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets, and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables above are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables above.

Non-GAAP Revenue. We define non-GAAP total revenue as total revenue, respectively, excluding the impact of purchase accounting from acquisitions. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, spin-off costs, Cyber Incident costs, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Management believes this measure is useful for the following reasons:
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance, and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off transaction of our MSP business into a newly created and separately traded public company. These costs include legal, accounting, and advisory fees, implementation and integration costs, duplicative costs for subscriptions and information technology systems, employee and contractor costs and other incremental separation costs related to the spin-off of the MSP business. The MSP spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of SolarWinds. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size, or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-

performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
About N-able
N-able (formerly SolarWinds MSP) empowers managed services providers (MSPs) to help small and medium enterprises navigate the digital evolution. With a flexible technology platform and powerful integrations, N-able makes it easy for MSPs to monitor, manage, and protect their end-customer systems, data, and networks. N-able’s growing portfolio of security, automation, and backup and recovery solutions is built for IT services management professionals. N-able simplifies complex ecosystems and enables customers to solve their most pressing challenges. N-able provides extensive, proactive support—through enriching partner programs, hands-on training, and growth resources—to help MSPs deliver exceptional value and achieve success at scale.
© 2021 SolarWinds Worldwide, LLC. © 2021 N-able, Inc. All rights reserved.
CONTACTS:

SolarWinds Contacts:

Investors	Media
Dave Hafner	Tiffany Nels
Phone: 385.374.7100	Phone: 512.682.9535
ir@solarwinds.com	pr@solarwinds.com

N-able Contacts:

Investors	Media
Howard Ma	Kim Cecchini
Phone: 512.498.6707	Phone: 919.957.5019
ir@n-able.com	pr@n-able.com